SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC. 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                              EXCHANGE ACT OF 1934


                                  June 26, 1997


                           BIOSAFE INTERNATIONAL, INC.

                      (Exact name as specified in charter)



         Nevada                                            95-4203626
(State or Other Jurisdiction of                          (I.R.S Employer
Incorporation or Organization)                           Identification No.)



                                    0-25998
                            (Commission File Number)


                10 Fawcett Street, Cambridge, Massachusetts 02138
          (Address of principal executive offices, including zip code)


                                   (617) 497-4500
                               Fax (617) 497-6355
              (Registrant's telephone number, including area code)








                   This document contains a total of 4 pages.

Item 5. Other Events.
        -------------

On June 26, 1997 BioSafe International, Inc. announced the closing of a private placement offering of Series "A" convertible preferred stock which raised gross proceeds of approximately $9 million.

The preferred stock was sold at a price of $100 per share, bears an 8% annual dividend, and is convertible into common stock at a conversion price of $0.28125 per share of common stock, which conversion price maybe reset to a lower conversion price upon the occurrence of certain events. The dividend is payable in cash or in additional shares of preferred stock at the Company's option and is subject to adjustment after 3 years.

As a result of the sale of the preferred stock, Biosafe International, Inc. now has approximately 49,662,571 shares of common stock outstanding or reserved for issuance upon the conversion of the preferred stock. The Company is currently considering the sale of additional shares of the preferred stock on the same terms through June 30, 1997.

The following pro forma consolidated balance sheet as of March 31, 1997 gives effect to the offering as if it occurred on that date.

The Company believes that this information is relevant to update the Company's current financial condition and is deemed to be of importance to security holders.





Item 7. Financial Statements and Exhibits
        ---------------------------------

(a)      Financial Statements

              The March 31, 1997 pro-forma Balance Sheet of BioSafe International, Inc. is included on pages 3 and 4.


(c)      Exhibits

              99.1. - Certificate of Designation of a Series of Preferred Stock of Biosafe International, Inc.

                                   SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                             BIOSAFE INTERNATIONAL, INC.

Date: June 26, 1997         By:  /s/ Philip Strauss
                                 ------------------

                                 Chairman, Chief Executive Officer
                                 and President


Date: June 26, 1997         By:  /s/ Robert Rivkin
                                 -----------------

                                 Vice President, Chief Financial Officer,
                                 Treasurer and Secretary

                                                 BIOSAFE INTERNATIONAL, INC.
                                                (A Development Stage Company)
                                            Pro-Forma Consolidated Balance Sheet

                                                                                                                          Pro-forma
                                                                 March 31,                                                 March 31,
                       Assets                                       1997            Pro-forma Adjustments                    1997
                                                               ---------------  ----------------------------------     -------------
                                                                (unaudited)
                                                                                        Dr.                Cr.
Current assets:
    Cash                                                         $    466,646   a)  $ 7,250,000                      $    7,716,646
    Accounts and notes receivable, net                                816,865                                               816,865
    Assets held for resale                                            275,000                      b)  $   275,000              -
    Prepaid expenses and other current assets                         568,595                                               568,595
                                                                ---------------                                        -------------

        Total current assets                                        2,127,106                                             9,102,106

Accounts and notes receivable                                         340,812                                               340,812
Restricted cash and securities                                      1,227,095                                             1,227,095
Due from former employee                                              500,000                                               500,000
Property and equipment, net                                        12,090,341   b)       98,115                          12,188,456
Deferred financing costs, net                                         652,150                                               652,150
Other assets                                                          133,523                                               133,523
                                                                ---------------                                        -------------

        Total assets                                             $ 17,071,027                                        $   24,144,142
                                                                ===============                                        =============


        Liabilities and Stockholders' Equity

Current liabilities:
    Current portion of long-term debt and notes payable          $  1,985,806   c)      570,000                      $    1,415,806
    Accounts payable                                                1,437,493                                             1,437,493
    Accrued expenses                                                  943,486                                               943,486
    Restructuring and current liabilities related to
        discontinued operations                                     1,750,097                                             1,750,097
    Income and franchise taxes payable                                    -
                                                                ---------------                                        -------------

        Total current liabilities                                   6,116,882                                             5,546,882


Long-term debt and notes payable                                   10,629,194                                            10,629,194
Landfill closure and post-closure costs                             1,537,000                                             1,537,000
                                                                ---------------                                        -------------
        Total liabilities                                          18,283,076                                            17,713,076
                                                                ---------------                                        -------------

 Commitments and Contingencies

Minority interest                                                   1,026,885   b)    1,026,885                                 -
                                                                ---------------                                        -------------

Stockholders' equity (deficit):

    Common stock, $.001 par value. Authorized
    100,000,000 shares; 17,662,571 shares                                                          c)      700,000
    issued and outstanding at March 31, 1997                           17,662                      b)      850,000           17,662
    Preferred Stock - Series A, $100 par value                            -                        a)  $ 7,450,000        9,000,000
    Additional paid-in capital                                     21,749,420   a)      200,000                          21,549,420
    Deficit accumulated during the development stage              (24,006,016)  c)  $   130,000                         (24,136,016)
                                                                ---------------                                        -------------
        Total stockholders' equity (deficit)                       (2,238,934)                                            6,431,066
                                                                ---------------                                        -------------

        Total liabilities and stockholders' equity (deficit)     $ 17,071,027                                        $   24,144,142
                                                               ===============                                         =============


                                                  BIOSAFE INTERNATIONAL, INC.
                                                 (A Development Stage Company)
                                                       Pro-Forma Entries



                                                        Dr.              Cr.
                                                    ------------    ------------


a/   Additional Paid in Capital                     $  200,000
     Cash                                            7,250,000
        Preferred Stock                                             $ 7,450,000
     (To record issuance of convertible
      preferred stock net of offering expenses)



b/   Minority Interest                              $1,026,885
     Property and Equipment                             98,115
        Assets held for Sale                                        $   275,000
        Preferred Stock                                                 850,000
     (To record the sale of assets and conversion of minority interest in Waste Professionals of Vermont, Inc. into convertible preferred stock)

c/   Loss on Extinguishment of Debt                 $  130,000
     Current Portion Long-Term Debt                    570,000
        Preferred Stock                                             $   700,000
     (To record conversion of bank debt
      into convertible preferred stock)

                           BIOSAFE INTERNATIONAL, INC.

               CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
                         OF A SERIES OF PREFERRED STOCK


                     By Resolution of the Board of Directors





         We, Philip Strauss, President, and Robert Rivkin, Secretary, of BioSafe International, Inc., a corporation organized and existing under the General Corporation Law of the State of Nevada (the "Corporation"), in accordance with
Section 78.1955 of the Nevada Business Corporation Act, do hereby certify:

         That, pursuant to authority conferred upon the Board of Directors of the Corporation by the Articles of Incorporation of said Corporation, as amended, and pursuant to the provisions of Section 78.1955 of the Nevada Business Corporation Act, said Board of Directors, at a meeting duly held and convened on June 24, 1997, adopted a resolution providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, and conversion or exchange, of a series of preferred stock, which resolution is as follows:

         RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of the Articles of Incorporation of the Corporation, as amended, a series of preferred stock of the Corporation known as Series A Convertible Preferred Stock (the "Preferred Stock") be, and it hereby is, created, classified, and authorized, and the issuance thereof is provided for, and that the designation and number of shares, and relative rights, preferences and limitations thereof, shall be as set forth in the form appended hereto as Exhibit A.

                  A. Designation. The shares of the series of Preferred Stock shall be designated as "Series A Convertible Preferred Stock," and the number of shares constituting such series shall be 200,000. The par value of the Series A Convertible Preferred Stock shall be $.001 per share.

                  A. Dividends. The holders of outstanding shares of the Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends at the annual rate of $8.00 per share for each of the three years following June 26, 1997, and at the annual rate of $14.00 per share thereafter. All dividends shall be cumulative and shall be payable annually in arrears on June 26, 1997 of each year, commencing on June 26, 1998, in preference to and with priority over dividends on the common stock of the Corporation, par value $.001 per share (the "Common Stock"). Such dividends shall be cumulative and shall accrue (whether or not earned or declared, and whether or not there are funds legally available therefor) without interest from the first day of the annual period in which such dividend may be payable as herein provided or from the date of first issuance of the Preferred Stock, if later. Any dividends that accrue may be paid, at the option and in the sole discretion of the Board of Directors, in cash or, in whole or in part, by issuing fully paid and non-assessable shares of Preferred Stock, valued for such purpose at $100 per share. All dividends paid with respect to shares of the Preferred Stock pursuant to this Section 2 hereof shall be paid pro rata to the holders entitled thereto. Declaration and payment of such dividends shall be made each year unless otherwise determined by the Board of Directors with respect to a particular year.

                  A.   Liquidation, Dissolution or Winding Up.

                           1.   In the event of any liquidation, dissolution or
winding up of the Corporation, whether voluntary or involuntary, holders of each share of Preferred Stock outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to stockholders, whether such assets are capital, surplus, or earnings, an amount equal to $100 per share of Preferred Stock held plus any accrued and unpaid dividends with respect thereto to which holders of the Preferred Stock have become entitled (the "Liquidation Preference"), before any payment shall be made to the holders of any class of Common Stock or of any stock ranking on liquidation junior to the Preferred Stock. If upon any liquidation, dissolution, or winding up of the Corporation, the assets to be distributed to the holders of the Preferred Stock under the foregoing sentence shall be insufficient to permit payment to such shareholders of the full preferential amounts aforesaid, then all of the assets of the Corporation available for distribution to such holders under such sentence shall be distributed to such holders pro rata, so that each holder receives that portion of the assets available for distribution as the number of shares of Preferred Stock held by such holder bears to the total number of shares of Preferred Stock then outstanding. After the payment of all preferential amounts required to be paid to the holders of the Series A Preferred Stock upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Preferred Stock and shares of Common Stock then outstanding shall share ratably in the distribution of the remaining assets and funds of the Corporation in proportion to the number of shares of Common Stock held by them or issuable upon conversion of shares of Preferred Stock held by them.

                           1.   The amount per share set forth in Section 3(a)
shall be appropriately adjusted for any stock split, stock combinations, stock dividends or similar recapitalizations with respect to the Preferred Stock.

                  A.   Voting Power.

                           1.   Except as otherwise expressly provided herein or
as required by law, the holder of each share of Preferred Stock shall be entitled to vote on all matters. Each share of Preferred Stock shall entitle the holder thereof to such number of votes per share as shall equal the number of shares of Common Stock into which each share of Preferred Stock is then convertible. Except as otherwise expressly provided herein in Section 4(b) below, or as required by law, the holders of shares of the Preferred Stock and the Common Stock shall vote together as a single class on all matters.

                           1.   The holders of the Preferred Stock shall have
the right to vote together as a single class to elect four (4) directors to the Board of Directors of the Corporation, two of which shall be designated by B III Capital Partners, L.P. ("B III"), so long as B III holds 30,000 or more shares of the Preferred Stock; provided that in the event that B III shall own fewer than 30,000 shares (subject to adjustment as provided herein) of Preferred Stock, B III shall be entitled to designate one director; and provided further that in the event that B III shall own fewer than 15,000 shares (subject to adjustment as provided herein) of the Preferred Stock, B III shall not be entitled to designate a director. Such directors shall be elected annually for one-year terms by the holders of the Preferred Stock at the Corporation's annual meeting of stockholders, notwithstanding any contrary provision in the Corporation's charter or bylaws, or, if necessary, to replace one of such directors at a special meeting of the Preferred Stockholders.

                  A.   Conversion.  The holders of the Preferred Stock shall
                                    have the following conversion rights:

                           1.   Subject to and in compliance with the provisions
of this Section 5, any shares of the PreferredStock may, at the option of the holder, be converted at any time or from time totime into fully-paid and non-assessable shares of Common Stock. The number of shares of Common Stock to which a holder of the Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the Applicable Conversion Rate (determined as provided in Section 5(c)) by the number of shares of Preferred Stock being converted. For purposes of this
Section 5, the number of shares of Preferred Stock being converted shall include shares of Preferred Stock that would be issuable in payment of any accrued and unpaid dividends at the time of conversion.

                                    a)   In the event that after June 26, 1998
the average closing price of the Corporation's Common Stock on the Nasdaq Stock Market (or, in the event that such security is not traded on the Nasdaq Stock Market, such other national or regional securities exchange or automated quotation system upon which such security is listed and principally traded or, if no such price is available, the per share market value of the Common Stock as determined by a nationally recognized investment banking firm or other nationally recognized financial adviser retained by the Corporation for such purpose) is equal to or greater than 200% of the Applicable Conversion Value over a period of any twenty (20) successive trading days, the Corporation may, at its option, effect the automatic conversion of shares of Preferred Stock, in whole or in part, at the Applicable Conversion Rate; provided that the Company's option to effect the automatic conversion under this Section 5(b) shall be available only if the Corporation Common Stock does in fact trade on each day in the twenty days prior to the election to effect the automatic conversion. With respect to any automatic conversion of fewer than all the outstanding shares of preferred stock, the number of shares to be converted shall be determined by the Board of Directors and the shares to be converted shall be selected pro rata. If the foregoing condition has been satisfied and the Corporation has elected to effect the automatic conversion of shares of Preferred Stock, it shall deliver a notice to that effect by overnight delivery service to each holder of shares of Preferred Stock. The conversion will be effective five (5) days after the delivery of such notice in accordance with the provisions of Section 5(b)(ii) below.

                                    a)   Upon the occurrence of the events
specified in Section (5)(b)(i), the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of the Preferred Stock being converted are either delivered to the Corporation or any transfer agent, as hereinafter provided, or the holder notifies the Corporation or any transfer agent as hereinafter provided, that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith.

         Upon the occurrence of the automatic conversion of all of the outstanding Preferred Stock, the holders of the Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or of any transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to each such holder, promptly at such office and in his name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of the Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred.

                           1.   The conversion rate in effect at any time
(the "Applicable Conversion Rate") shall equal the quotient  obtained  by
dividing  $100  by  the  Applicable   Conversion  Value, calculated as
hereinafter provided.
                           2.   The Applicable Conversion Value in effect
initially, and until first adjusted in accordance with Section 4(e) shall be $.28125.

                           1.   Upon the happening of an Extraordinary Common
Stock Event (as hereinafter defined), the Applicable Conversion Value shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by dividing the then effective Applicable Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock of all classes outstanding immediately after such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock of all classes outstanding immediately prior to such Extraordinary Common Stock Event, and the quotient so obtained shallthereafter be the Applicable Conversion Value. The Applicable Conversion Value, as so adjusted, shall be readjusted in the same manner upon the happening of any successive
Extraordinary Common Stock Event or Events. "Extraordinary Common Stock Event" shall mean (i) the issue of additional shares of the Common Stock of any class as a dividend or other distribution on outstanding Common Stock,
(ii) subdivision of outstanding shares of Common Stock of any class into a greater number of shares of the Common Stock, or (iii) combination of outstanding shares of the Common Stock of any class into a smaller number of shares of the Common Stock.

                  (f) If the average closing price of the Corporation's Common Stock on the NASDAQ Stock Market (or, in the event that such security is not traded on the NASDAQ Stock Market, such other national or regional securities exchange or automated quotation system upon which such security is listed and principally traded or, if no such price is available, the per share market value of the Common Stock as determined by a nationally recognized investment banking firm or other nationally recognized financial advisor retained by the Corporation for such purpose) over the final twenty trading days of the 120 day period commencing on the effective date of the proposed reverse stock split is less than $.28125 (subject to adjustment as provided herein) then the Applicable Conversion Value shall be such average closing price.

                  (g) In the event the Corporation shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event lawful and adequate provision shall be made so that the holders of Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities of the Corporation which they would have received had their Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date (as hereinafter defined), retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Preferred Stock.

                  (h) If the Common Stock issuable upon the conversion of the Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by reclassification or otherwise, then and in each such event the holder of each share of Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

                  (i) If at any time or from time to time there shall be a capital reorganization of the Common Stock or a merger or consolidation of the Corporation with or into another Corporation or the sale of all or substantially all of the Corporation's properties and assets to any other person, then, as a part of and as a condition to the effectiveness of such reorganization, merger, consolidation or sale, lawful and adequate provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property of the Corporation or of the successor Corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate provisions shall be made with respect to the rights of the holders of the Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 5 (including without limitation provisions for adjustment of the Applicable Conversion Value and the number of shares purchasable upon conversion of the Preferred Stock) shall thereafter be applicable, as nearly as may be, with respect to any shares of stock, securities or assets to be deliverable thereafter upon the conversion of the Preferred Stock.

         Each holder of Preferred Stock upon the occurrence of a capital reorganization, merger or consolidation of the Corporation or the sale of all or substantially all its assets and properties as such events are more fully set forth in the first paragraph of this Section 5(h), shall have the option of (i) receiving the Liquidation Preference or (ii) electing treatment of its shares of Preferred Stock under the preceding paragraph of this Section 5(h), notice of which election shall be submitted in writing to the Corporation at its principal offices no later than ten (10) days before the effective date of such event, provided that any such notice shall be effective if given not later than fifteen
(15) days after the date of the Corporation's notice, pursuant to Section 8, with respect to such event.

                  (j) In each case of an adjustment or readjustment of the Applicable Conversion Rate, the Corporation will furnish each holder of Preferred Stock with a certificate, prepared by the chief financial officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

                  (k) To  exercise  its  conversion  privilege  as  provided  in
Section 5(a) above, a holder of Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation together with the certificate or certificates representing the shares of Preferred Stock being converted, shall be the "Conversion Date." As promptly as practicable after the Conversion Date, the Corporation shall issue and shall deliver to the holder of the shares of Preferred Stock being converted, or on its written order, a certificate or certificates as it may request for the number of full shares of Common Stock issuable upon the conversion of such shares of Preferred Stock in accordance with the provisions of this Section 5 and cash as provided in Section 5(k), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of shares of Common Stock represented thereby.

                  (l) No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Preferred Stock, the Corporation shall pay to the holder of the shares of Preferred Stock which were converted a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a manner prescribed by the Board of Directors) at the close of business on the Conversion Date.

                  (m) In the event some but not all of the shares of Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Preferred Stock which were not converted.

                  (n) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

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                  A.        Redemption.

                           1.   Call Redemption.  If any shares of
Preferred Stock shall be outstanding on June 26, 2002, the Corporation may redeem, at the option of the Corporation in its sole discretion,to the extent it has funds legally available therefor, at any time or from timeto time, in whole or in part, shares of Preferred Stock (a "Call Redemption") at a price per share equal to the Liquidation Preference plus any accrued and unpaid dividends with respect to such shares to which the holders of the Preferred Stock have become entitled (the "Redemption Price"). With respect to any Call Redemption of fewer than all of the outstanding shares of Preferred Stock, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected pro rata.

                           1.   Notice of Call Redemption.  Notice of any Call
Redemption of shares of Preferred Stock, specifying the time and place of redemption and the Redemption Price (a "Redemption Notice"), shall be sent by overnight delivery service to each holder of Preferred Stock to be redeemed, at the address for such holder shown on the Corporation's record not more than sixty (60) nor less than thirty (30) days prior to the Redemption Date
(as hereinafter defined). If less than all the shares of Preferred Stock owned by such holder are then to be redeemed, the Redemption Notice shall also specify the number of shares which are to be redeemed; provided, however, that no failure to given such Redemption Notice nor any defect therein shall affect the validity of the procedure for the redemption of any shares of Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to give said Redemption Notice or except as to the holder whose Redemption Notice was defective. Each such Redemption Notice shall state:
(i) the Redemption  Date (as hereinafter  defined);  (ii) the Redemption
Price (as hereinafter defined); (iii) the number of shares of Preferred Stock to be redeemed and, if fewer than all the shares of Preferred Stock held by a holder are to be redeemed, the number of shares thereof to be redeemed from such holder; (iv) the manner and place or places at which payment for the shares of Preferred Stock offered for redemption will be made, presentation and surrender to the Corporation of the certificates evidencing the shares being redeemed; (v) that dividends on the shares of Preferred Stock being redeemed shall cease to accrue on the Redemption Date unless the Corporation defaults in the payment of the Redemption Price; and (vi) that the rights of holders of Preferred Stock as stockholder of the Corporation with respect to shares being redeemed shall terminate as of the Redemption Date unless the Corporation defaults in the payment of the Redemption Price. Upon mailing any such Redemption Notice, the Corporation shall become obligated to redeem at the Redemption Price on the applicable Redemption Date all shares of Preferred Stock therein specified.

                           1.   Redemption Date.  The Corporation shall fix the
date for a Call Redemption (the "Redemption Date") no earlier  than  thirty
(30) but not more than sixty (60) days after the Redemption Notice is sent as set forth in Section 6(b) hereof.

                           1.   Payment and Surrender.  On any Redemption Date,
the full Redemption Price shall become payable in cash for the shares of Preferred Stock being redeemed on such Redemption Date. As a condition of payment of the Redemption Price, each holder of Preferred Stock must surrender the certificate or certificates representing the shares of Preferred Stock being redeemed to the Corporation in the manner and at the place designated in the Redemption Notice or in the event such certificate or certificates have been lost, stolen or destroyed, must execute an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith. Each surrendered certificate shall be canceled and retired. All redemption payments will be made to the holders of the shares being redeemed.

                           1.   Termination.  On any Redemption Date, unless
the Corporation defaults in the payment in full of the Redemption Price, dividends on the Preferred Stock redeemed shall cease to accumulate, and all rights of holders of such redeemed shares shall terminate, except for the right to receive the Redemption Price.

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         7.       Restrictions and Limitations.

                  (a) Corporate Action. Except as expressly provided herein or as required by law, so long as any shares of Preferred Stock remain outstanding, the Corporation shall not without the approval by vote or written consent (which written consent need not be unanimous) by the holders of at least fifty-one percent (51%) of the then outstanding shares of Preferred Stock, voting as a separate class:

                          (i)     authorize or issue, or obligate itself to
authorize or issue, any equity security senior to or on parity with the Preferred Stock as to liquidation preferences, dividend rights, redemption rights or voting rights (except for common stock as to voting rights);

                           (ii)   merge or consolidate with any other
corporation, or sell, assign, lease or otherwise dispose of or voluntarily part with the control of (whether in one transaction or in a series of transactions) all, or substantially all, of its assets (whether now owned or hereinafter acquired), or consent to any liquidation, dissolution, winding up, reorganization or recapitalization of the Corporation, or permit any subsidiary to do any of the foregoing, except for (1) any wholly-owned subsidiary may merge into or consolidate with or transfer assets to any other wholly-owned subsidiary, and (2) any wholly-owned subsidiary may merge into or transfer assets to the Corporation; or

                          (iii)   amend, restate, modify or alter the by-laws of
the Corporation in any way which adversely affects the rights of the holders of the Preferred Stock;

             (b) Amendments to Charter. The Corporation shall not amend its Articles of Incorporation without the approval, by vote or written consent (which written consent need not be unanimous), by the holders of at least sixty percent (60%) of the then outstanding shares of Preferred Stock, if such amendment would adversely affect any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Preferred Stock. Without limiting the generality of the preceding sentence, the Corporation will not amend its Articles of Incorporation without the approval by the holders of at least sixty percent (60%) of the then outstanding shares of Preferred Stock if such amendment would:

                         (i)      change the relative seniority rights of the
holders of Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Corporation, or create any other class or series of capital stock entitled to seniority as to the payment of dividends in relation to the holders of Preferred Stock;

                         (ii)     reduce the amount payable to the holders of
Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or change the relative seniority of the liquidation preferences of the holders of Preferred Stock to the rights upon liquidation of the holders of other capital stock of the Corporation, or change the dividend rights of the holders of Preferred Stock;

                         (iii) cancel or modify the rights of the holders of the
Preferred Stock provided for in this Section 7.

  8.      Preemptive Rights

        8.1 Right of Purchase. The Company grants to each holder of Preferred Stock, so long as such holder shall own, of record or beneficially, or have the right to acquire from the Corporation, any Preferred Stock, the right to purchase all or part of his or its Pro Rata Share of New Securities offered by the Corporation, which right shall expire before and shall not apply in connection with any registered underwritten public offering by the Corporation of the Corporation's securities. For purposes of this preemptive right, the term "Pro Rata Share" shall mean the ratio of the number of shares of the Corporation's Common Stock into which such holder's Preferred Stock is convertible to the total number of shares of Common Stock then outstanding
(including Common Stock issuable upon the conversion of all the outstanding Preferred Stock).

        8.2 Definition of New Securities. "New Securities" shall mean any equity securities of the Corporation, whether now authorized or not, and rights, options, or warrants to purchase said equity securities, and securities of any type whatsoever that are, or may become, convertible into said equity securities; provided, however, that "New Securities" does not include (i) securities offered to the public pursuant to an effective registration statement filed under the Securities Act of 1933, as amended ("Securities Act"); (ii) securities issued pursuant to the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets, or other reorganization whereby the Corporation acquires not less than 51% of the voting power of such corporation; (iii) securities issued or issuable upon conversion of any convertible securities or warrants issued by the Corporation and outstanding as of June 26, 1997; (iv) any stock options issued to officers, directors, employees or consultants of the Corporation and securities issuable upon exercise thereof, provided that the aggregate amount of stock reserved for issuance of such stock options shall not exceed fifteen percent (15%) of the issued and outstanding Common Stock of the Corporation; or (v) Preferred Stock issued after the date hereof and on or before June 30, 1997, provided that the aggregate amount of such Preferred Stock does not exceed $5,000,000.

        8.3 Notice from the Corporation. In the event the Corporation proposes to undertake an issuance of New Securities, it shall give each holder of Preferred Stock written notice of its intention, describing the type of New Securities and the price and the terms upon which the Corporation proposes to issue the same. Each holder of Preferred Stock shall have ten (10) business days from the date of receipt of any such notice to agree to purchase up to their Pro Rata Share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Corporation and stating therein the quantity of New Securities to be purchased.

        8.4 Sale by the Corporation. In the event any holder of Preferred Stock fails to exercise in full his or its preemptive right, the Corporation shall have 60 days thereafter to sell the New Securities with respect to which such holder's option was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Corporation's notice. To the extent the Corporation does not sell all the New Securities offered within said 60 day period, the Corporation shall not thereafter issue or sell such New Securities without first again offering such securities to the holders of Preferred Stock in the manner provided above.

        9. No Reissuance of Preferred Stock. No share or shares of the Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired, and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Preferred Stock accordingly.

        10. Notices of Record Date. In the event (i) the Corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution, or (ii) there occurs any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, and any transfer of all or substantially all of the assets of the Corporation to any other Corporation, or any other entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Preferred Stock at least twenty (20) days prior to the record date specified therein, a notice specifying (a) the date of such record date for the purpose of such dividend or distribution and a description of such dividend or distribution, (b) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (c) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

        11. Other Rights. Except as otherwise provided in this resolution or as otherwise may be required by law, each share of Preferred Stock and each share of Common Stock shall be identical in all respects, shall have the same powers, preferences and rights, without preference of any such class or share over any other such class or share, and shall be treated as a single class of stock for all purposes.

        IN  WITNESS  WHEREOF,  BioSafe  International,   Inc.  has  caused  this
certificate to be executed under seal by Philip Strauss, its President, and Robert Rivkin, its Secretary, this 25th day of June, 1997.

                                                              By:
                                                                  Philip Strauss
                                                                  President


                                                              By:
                                                                  Robert Rivkin
                                                                  Secretary




State of                            )
                                    ) ss:
County of                           )
                                    )

         On ___________________ personally appeared before me, a Notary Public, Philip Strauss and Robert Rivkin, who acknowledges that they executed the above instrument.



                                  Notary Public

                                                       My commission expires:


(SEAL)

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